UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012 (August 6, 2012)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Repurchase Agreement

On August 6, 2012, Gaylord Entertainment Company (the “Company”) entered into a Repurchase Agreement (the “Repurchase Agreement”) with TRT Holdings, Inc. (“TRT Holdings”) pursuant to which the Company repurchased 5,000,000 shares of the Company’s common stock concurrently with the execution and delivery of the Repurchase Agreement. The aggregate purchase price in the privately negotiated transaction was $185,000,000, or $37.00 per share. The Company funded the repurchase with borrowings under its existing $925 million credit facility. The Repurchase Agreement contains several post-closing obligations of the parties, as described below.

Under a standstill provision in the Repurchase Agreement, TRT Holdings and affiliated parties of TRT Holdings have agreed not to take certain actions for a period of three years ending August 6, 2015, including acquiring beneficial ownership of any of the Company’s securities, indebtedness, or assets, making any take-over bid, merger or tender offer involving the Company, seeking to influence or control management, the Board of Directors, or the Company’s policies, and participating in any proxy solicitation with respect to the Company. In addition, under the Repurchase Agreement, the Company, TRT Holdings, and affiliated parties of TRT Holdings have agreed to a mutual non-disparagement provision for the same period ending August 6, 2015.

The Repurchase Agreement also contains a covenant of TRT Holdings to vote all shares of the Company’s common stock for which TRT Holdings has voting rights in favor of the proposals to be presented at the special meeting of stockholders that the Company intends to hold with respect to the Company’s plan to qualify as a real estate investment trust (“REIT”) for federal income tax purposes.

The Company is required by the Repurchase Agreement to file a registration statement under which TRT Holdings will have the opportunity to sell the remainder of its shares of the Company’s common stock in an underwritten secondary public offering. The Repurchase Agreement provides that the registration statement will cover only the resale of the remaining shares of TRT Holdings, together with the issuance of shares of common stock by the Company pursuant to an underwriter’s option. The Repurchase Agreement also provides that if TRT Holdings enters into an underwriting agreement in customary form in connection with such underwritten offering, the Company will also enter into such underwriting agreement. The Company has agreed to reimburse TRT Holdings for 50% of the aggregate underwriting discounts and commissions borne by TRT Holdings in connection with its offering and to pay all costs of effecting the registration, other than legal fees of TRT Holdings. In the event that TRT Holdings does not dispose of all its shares in such secondary offering, the Repurchase Agreement provides TRT Holdings with the right to demand at any time between May 1, 2013 and December 31, 2013 that the Company file and cause to become effective one registration statement for an underwritten offering of 100% (but not less than 100%) of TRT Holdings’ then remaining shares.

Under the Repurchase Agreement, each of the Company, TRT Holdings, and affiliates of TRT Holdings has agreed to a general release of any or all past, existing, or future claims relating to matters, causes or things occurring or existing on or prior to August 6, 2012, subject to certain exceptions therein.

The foregoing summary of the Repurchase Agreement is qualified by reference to the full text of the Repurchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Credit Agreement

On August 6, 2012, effective prior to the execution of the Repurchase Agreement, the Company entered into a First Amendment and Consent Agreement (the “Amendment”) with the guarantors and lenders party thereto and Bank of America, N.A., which amends the Third Amended and Restated Credit

Agreement dated as of August 1, 2011 among the Company, certain subsidiaries of the Company party thereto, as guarantors, Bank of America, N.A., as Administrative Agent and the other lenders party thereto (the “Credit Agreement”) related to the Company’s $925 million credit facility. Under the Amendment, the required lenders have agreed that the Company’s repurchase of up to $200,000,000 of its common stock from TRT Holdings and its affiliates during the period from August 6, 2012 to October 1, 2012 and the Company’s entering into an underwriting agreement with TRT Holdings and Deutsche Bank Securities Inc. will not constitute a default under the Credit Agreement. The Amendment also revises the consolidated tangible net worth financial covenant in the Credit Agreement by reducing the required covenant level by all amounts paid by the Company in connection with the repurchase of shares from TRT Holdings. As a result, the Company is required to maintain a consolidated tangible net worth in an amount equal to at least $850 million, plus 75% of net cash proceeds received in connection with any equity issuance, minus such amounts paid in connection with the repurchase of its common stock from TRT Holdings.

The foregoing summary of the Amendment is qualified by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

The Company issued a press release on August 7, 2012 announcing the repurchase of shares of its common stock from TRT Holdings. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Repurchase Agreement dated as of August 6, 2012, by and between TRT Holdings, Inc. and Gaylord Entertainment Company

10.2	First Amendment and Consent Agreement dated as of August 6, 2012 among the Gaylord Entertainment Company and the guarantors and lenders party thereto and Bank of America, N.A. (amending the Third Amended and Restated Credit Agreement dated as of August 1, 2011)

99.1	Press Release issued by Gaylord Entertainment Company on August 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date: August 7, 2012	By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

10.1	Repurchase Agreement dated as of August 6, 2012, by and between among TRT Holdings, Inc. and Gaylord Entertainment Company

10.2	First Amendment and Consent Agreement dated as of August 6, 2012 among the Gaylord Entertainment Company and the guarantors and lenders party thereto and Bank of America, N.A. (amending the Third Amended and Restated Credit Agreement dated as of August 1, 2011)

99.1	Press Release issued by Gaylord Entertainment Company on August 7, 2012